SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                                   FORM S-8
                         REGISTRATION STATEMENT UNDER
                          THE SECURITIES ACT OF 1933

                          TODD SHIPYARDS CORPORATION
             Exact name of registrant as specified in its charter)

                  DELAWARE                      91-1506719
      (State or other jurisdiction of    (IRS Employer I.D. No.)
       incorporation or organization)

      1801-16th Avenue SW, Seattle, WA          98134-1089
  (Address of principal executive offices)      (zip code)

                 Registrant's telephone number  (206) 623-1635

                       Incentive Stock Compensation Plan
                        Of Todd Shipyards Corporation

                              Michael G. Marsh
                        Secretary and General Counsel
                         Todd Shipyards Corporation
                            1801 16th Avenue SW
                            Seattle, WA  98134
                              (206) 623-1635

                   (Name, address, including zip code, and
                    telephone number, including area code,
                    of agent for service)

                       CALCULATION OF REGISTRATION FEE

                          Proposed   Proposed
Title of                  Maximum    Maximum
Securities   Amount       Offering  Aggregate      Amount of
To be         to be        Price    Offering      Registration
Registered  Registered   Per Share    Price            Fee
Common      314,998         (1)     $1,500,628         $590
Stock,       shares
$.01 par
value

Common      185,002       $4.50(2)  $  832,509         $295
Shares       shares


(1)  Based on exercise price of outstanding options pursuant to  Rule
457(h)(1).
(2) Based on $4.50 representing the closing market price on the New York Stock Exchange on September 15, 1998, in accordance with Rule 457(h)(1).

                                     PART II

                 INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

This Registration Statement incorporates by reference certain documents which are not presented herein or delivered herewith. All documents subsequently filed by Todd Shipyards Corporation (the "Company") pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 ("Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which de-registers all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

The following documents, which have been filed by the Company with the Securities and Exchange Commission pursuant to the Exchange Act, are hereby incorporated by reference in this Registration Statement:

(A)  Company's Annual Report on Form 10-K for the fiscal year  ended March 29,
1998;
(B) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange At since the end of the Company's fiscal year ended March 29, 1998; and
(C) Description of the Company's Common Stock, $.01 par value contained in the Company's Form 10/A filed on September 23, 1998.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, or in any other subsequently filed document that also is or is deemed to be incorporated herein, modifies or supersedes such statement. Any such statement so modified or superceded shall not be deemed, except as modified or superseded, to constitute a part of this Registration Statement.

Copies of any such documents, other than exhibits to such documents, are available without charge upon request from Todd Shipyards Corporation, 1801 16th Avenue SW, Seattle, WA 98134, Attn: Michael G. Marsh (telephone: 206-442-8501).

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

The validity of the Common Stock being offered hereby will be passed upon for the Company by Greensfelder, Hemker & Gale, P.C. ("GH&G"), 2000 Equitable Building, 10 South Broadway, St. Louis, Missouri 63102. GH&G and certain of its officers own, beneficially, an aggregate of 2,000 shares of Common Stock. In addition, Joseph D. Lehrer, an officer of GH&G, is a director of the Company.

The consolidated financial statements of the Company at March 29, 1998 and for each of the three years in the period ended March 29, 1998, included in the Company's Form 10-K for the fiscal year ended March 29, 1998 and incorporated herein by reference have been audited by Ernst & Young LLP, independent auditors, as set forth on their reports therein and incorporated herein by reference in reliance upon such reports given upon the authority of such firm as experts in accounting and auditing.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

The provisions of Section 145 of Chapter one of Title 8 of the Delaware Code, as amended (Section 145 of the General Corporation Law of the State of Delaware), provide:

Section 145. Indemnification of officers, directors, employees and agents; insurance

(a) A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

(b) A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

(c) To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

(d)  Any indemnification under subsections (a) and (b) of this section
(unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subsections
(a) and (b) of this section. Such determination shall be made (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (3) by the stockholders.

(e) Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys' fees) incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the board of directors deems appropriate.

(f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

(g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under this section.

(h) For purposes of this section, references to "the corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

(i) For purposes of this section, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a matter "not opposed to the best interests of the corporation" as referred to in this section.

(j) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

(j) The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation's obligation to advance expenses (including attorneys' fees).

Insofar as indemnification for liabilities arising under the Securities
Act of 1933 (the "Securities Act") may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in such Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matters has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The Registrant is party to indemnification agreements entered into on behalf of certain directors and officers of the Registrant.

ITEM 8.  EXHIBITS

5.1  Opinion and consent of Greensfelder, Hemker & Gale, P.C.
23.2 Consent of Greensfelder, Hemker & Gale, P.C. (included in
     Exhibit 5.1 above)
23.1 Consent of Ernst & Young LLP

ITEM 9.  UNDERTAKINGS

The undersigned Registrant undertakes to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

The undersigned Registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report, to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or rule 14c-3 under the Exchange Act; and, where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.


                                SIGNATURES

Pursuant to the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Seattle, State of Washington, on the 23rd day of September, 1998.

                                                TODD SHIPYARDS CORPORATION
                                                /s/ Stephen G. Welch
                                                By:  Stephen G. Welch
                                                Its: President and CEO

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:


       SIGNATURES               TITLES                     DATE

_______________________
/s/Patrick W.E. Hodgson   Chairman of the Board    September 23, 1998

_______________________
/s/Brent D. Baird         Director                 September 23, 1998

_______________________
/s/Steven A. Clifford     Director                 September 23, 1998

_______________________
/s/Joseph D. Lehrer       Director                 September 23, 1998

_______________________
/s/Philip N. Robinson     Director                 September 23, 1998

_______________________
/s/John D. Weil           Director                 September 23, 1998

_______________________
/s/Scott H. Wiscomb       Treasurer and CFO        September 23, 1998


SIGNATURES

Pursuant to the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Seattle, State of Washington, on the 23rd day of September, 1998.


                                     TODD SHIPYARDS CORPORATION

                                     /s/  Stephen G. Welch

                                     By:  Stephen G. Welch
                                     Its: President and CEO


Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

     SIGNATURES                   TITLES                  DATE

_______________________  Chairman of the Board	    September 23, 1998
/s/Patrick W.E. Hodgson

_______________________  Director                  September 23, 1998
/s/Brent D. Baird

_______________________  Director                  September 23, 1998
/s/Steven A. Clifford

_______________________  Director                  September 23, 1998
/s/Joseph D. Lehrer

_______________________  Director                  September 23, 1998
/s/Philip N. Robinson

_______________________  Director                  September 23, 1998
/s/John D. Weil

_______________________  Treasurer & CFO           September 23, 1998
/s/Scott H. Wiscomb